EXHIBIT 10.1

SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is executed as of the 24 day of August, 2012 (the "Effective Date"), by and between AMREP SOUTHWEST INC., a New Mexico corporation (the “Borrower”), and KAPPA LENDING GROUP, LLC, a Pennsylvania limited liability company (the “Lender”).

WHEREAS, Compass Bank (“Compass”) extended a loan (the “Loan”) to Borrower in the original principal amount of $22,500,000 as evidenced by that certain Promissory Note (the “Original Note”) dated December 17, 2009;

WHEREAS, in connection with the Loan, Compass and Borrower entered into a Loan Agreement (the “Original Loan Agreement”) dated as of December 17, 2009;

WHEREAS, Compass and Borrower modified certain terms of the Loan pursuant to that certain First Amendment (the “First Amendment”) dated April 29, 2011 (the Original Loan Agreement as modified by the First Amendment, hereinafter the “Loan Agreement”);

WHEREAS, Compass and Borrower modified certain terms of the Original Note pursuant to that certain First Modification (the “First Modification”) dated April 29, 2011 (the Original Note as modified by the First Modification, hereinafter the “Note”);

WHEREAS, Compass sold all of its right, title and interest in the Loan to Lender as of August 13, 2012 (the “Sale Date”) and Lender has succeeded to all rights, title and interest in and to the Loan as of the Sale Date; and

WHEREAS, the Lender and Borrower desire to further amend the terms of the Loan Agreement pursuant to the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and in the Loan Agreement, the parties agree as follows:

1.           All the terms and conditions of the Loan Agreement are incorporated herein and by this reference made a part hereof, and shall remain the same except to the extent modified by this Amendment.  The defined term “Lender” shall be deemed to mean and replace the defined term “Bank” in all of the Loan Documents.  The Capitalized terms used herein, but not otherwise defined shall have the meaning ascribed to such term in the Loan Agreement.

2.           Lender and Borrower hereby agree as follows:

                       a. The maturity date of the Note is extended to December 1, 2012 (the “New Maturity Date”). The entire remaining Note balance shall be due and payable in full on the New Maturity Date.

                       b. Borrower shall continue to make payments of interest to the Lender in accordance with the terms of the Note until the outstanding principal balance is paid in full.

                       c. For the period from and after the Effective Date to the New Maturity Date, Borrower shall not be required to pay to Lender the minimum quarterly principal payments in the amount of $625,000 as set forth in Section 3(b) of the First Amendment.

                       d. For the period from and after the Effective Date to the New Maturity Date, Borrower shall not be required to pay to Lender each quarter, a principal payment of 50% of all net cash from sales of land received by Borrower in each quarter as set forth in Section 3(c) of the First Amendment.  Section 3(i) of the First Amendment is hereby deleted in its entirety and 50% of the net cash from the sales of the Collateral is no longer required to be paid to Lender as a condition of Lender granting a release of the Mortgage.

                       e. In conjunction with the execution of this Amendment, Borrower shall reimburse Lender for any and all legal fees, title searches, policy endorsements and recording fees incurred in conjunction with this Amendment.

3.           Borrower and Lender shall execute a Second Modification to the Note consistent with the terms of this Amendment and in the form attached hereto and made a part hereof as Exhibit A .

4.           Section 7.2 (Notices) of the Original Loan Agreement is hereby modified such that the notice provision for Bank is deleted and replaced with the following:

LENDER:                    Kappa Lending Group, LLC
            P.O. Box 736
            40 E. Skippack Pike
Fort Washington, PA 19034
Attn: William J. Bonner, Jr., General Counsel
Fax: (215) 643-3818

5.           The representations and warranties of the Borrower in the Agreement are hereby ratified and reaffirmed.

6.           The Borrower hereby represents and warrants to Lender as follows:

a.           The Borrower has the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by them.

b.           This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, provided that such enforceability is subject to general principles of equity.

c.           The execution and delivery of this Amendment and the performance by the Borrower hereunder does not and will not, as a condition to such execution, delivery and performance, require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower, nor be in contravention of or in conflict with the articles of incorporation, bylaws or other organizational documents of the Borrower, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower is party or by which the assets or properties of the Borrower is or may become bound.

7.           The Borrower represents that it does not have any set-offs, defenses, recoupments, offsets, counterclaims or other causes of action against Lender relating to the Loan Documents and the indebtedness evidenced and secured thereby and agrees that, if any such set-off, defense, counterclaim, recoupment or offset otherwise exists on the date of this Amendment, each such defense, counterclaim, recoupment, offset or cause of action is hereby waived and released forever.

8.           For and in consideration of the obligations set forth herein and intending to be legally bound hereby, the Borrower does hereby remise, release and forever discharge Lender, and its respective successors and assigns, of and from and all manner of actions, causes of actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands of whatsoever nature, in law, in equity or in admiralty, direct or indirect, known or unknown, matured or not matured, including for contribution and/or indemnity, that the Borrower has ever had or now has, including, without limitation, those with respect to any and all matters alleged or which could have been alleged, with respect to the Loan Documents or the making or administration of the loans up to and including the date of this Amendment. The genera1 release hereby entered into and executed by Borrower is intended by Borrower to be final, complete and total as to all matters that have arisen or occurred up to and including the date of this Amendment.

9.           The Borrower agrees to promptly take such action, upon the request of Lender, as is necessary to carry out the intent of this Amendment.

10.           Except as modified herein, the Loan Agreement is hereby ratified and remains in full force and effect.  This Amendment may be executed in any number of counterparts, each of which shall be an original, and such counterparts together shall constitute one and the same instrument. Executed copies via facsimile or electronic transmission shall be deemed to constitute originals for all purposes.

IN WITNESS WHEREOF, the parties have executed and delivered this Second Amendment to Loan Agreement as of the date first above written.

BORROWER:

AMREP SOUTWEST INC., a New Mexico Corporation

By:	/s/ James H. Wall, Jr.
James H. Wall Jr., Sr. Vice President

LENDER:

KAPPA LENDING GROUP, LLC, a Pennsylvania limited liability company

By:	/s/ William J. Bonner, Jr.
William J. Bonner, Jr., Vice President

EXHIBIT A

Form of Second Modification To Promissory Note

         Second Modification dated August __, 2012
        to the PROMISSORY NOTE dated December 17, 2009

This Second Modification, dated effective August___, 2012 (this "Second Modification"), is made to the PROMISSORY NOTE dated December 17, 2009 (the "Original Note"), by AMREP SOUTHWEST INC., a New Mexico corporation ("Borrower"), payable to KAPPA LENDING GROUP, LLC, a Pennsylvania limited liability company ("Lender," as successor in interest to Compass Bank) and subsequently modified by that certain First Modification (the “First Modification”) dated April 29, 2011 (the Original Note as modified by the First Modification hereinafter the “Note”).

1.           This Second Modification is a written amendment to the Note, made pursuant to the provisions contained in the AMENDMENTS Section at page 2 of the Note.

2.           All capitalized terms have the meaning defined in the Note unless a specific definition for such term is contained in this Second Modification.  The defined term “Lender” shall mean and replace the defined term “Bank” in the Note in all instances.

3.           By mutual agreement of the parties, the Note is modified to extend the maturity of the Note to December 1, 2012 (the “New Maturity Date”) to suspend interim principal payment requirements, and for other changes as detailed below.

4.           Borrower has in conjunction with the execution and delivery of this Second
Modification, by payment of certain principal payments since the date of the First Modification, reduced the principal balance of the Note to $16,214,000.00. The Note continues to be non-revolving and no re-advance of principal shall be made.

5.           The Principal Payments provisions set forth in Section 5 of the First Modification are hereby deleted in their entirety and replaced with the following:

Principal Payments. The principal balance of the Note shall be repaid as follows:

A.   For the period from and after the date hereof until the New Maturity Date, there shall be no principal payments due from Borrower to Lender.

B.   The entire remaining principal balance of the Note together with all accrued and unpaid interest shall be due and payable in full on December 1, 2012.

6.           The Loan Agreement dated December 17, 2009 (as modified by that certain First Amendment to Loan Agreement dated as of April 29, 2011) referenced in the Note has been amended in conjunction with this Second Modification.

7.           This Second Modification amends the Note and is not a replacement or a novation of the Note. The Note, as amended by this Second Modification, remains in full force and effect.  Borrower acknowledges there are no defenses, real or personal to payment of the Note.

BORROWER:

AMREP SOUTWEST INC., a New Mexico Corporation

By:
James H. Wall Jr., Sr. Vice President

LENDER:

KAPPA LENDING GROUP, LLC, a Pennsylvania limited liability company

By:
William J. Bonner, Jr., Vice President